UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

Q32 Bio Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38433	47-3468154
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 999-0232

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QTTB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On September 30, 2026, Q32 Bio Inc. (the “Company”) issued a press release titled “Q32 Bio Presents Results from Part B of the SIGNAL-AA Clinical Trial of Bempikibart in Alopecia Areata in a Late-Breaker at the European Academy of Dermatology and Venereology Congress 2026.” A copy of the press release in connection with the announcement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth under Item 7.01 (including Exhibit 99.1 attached hereto) is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On September 30, 2026, the Company announced additional 36-week results and initial findings from the 16-week off-drug period from Part B of the SIGNAL-AA Phase 2a clinical trial evaluating bempikibart in patients with severe or very severe alopecia areata (“AA”). These results were presented across a late-breaking oral and poster presentation at the European Academy of Dermatology and Venereology (“EADV”) Congress 2026. The Company previously announced topline results from this trial in July 2026. Bempikibart is a fully human anti-IL-7Rα antibody designed to re-regulate adaptive immune function by blocking IL-7 and TSLP signaling.

Results from Part B of the SIGNAL-AA Program:

The Part B portion of the SIGNAL-AA program is an open-label clinical trial building upon the previously completed Part A, which established proof-of-concept of bempikibart in AA. In Part B, bempikibart is being evaluated in 33 patients with severe or very severe AA (baseline Severity of Alopecia Tool (“SALT”) scores of 50-100) with a maximum duration of current episode of four years. Enrollment amongst patients with prior exposure to JAK inhibitor (“JAKi”) therapy was allowed; amongst the 33 enrolled patients, 36.4% had previously been treated with oral JAKis.

Total enrollment exceeded the initial target due to patient demand. In Part B, patients are treated with bempikibart for 36 weeks, with 16-week off-drug follow-up through Week 52 before optional enrollment in the open-label extension (“OLE”). Dosing includes an initial loading regimen of 200mg of bempikibart dosed weekly for four doses, followed by continued dosing of 200mg every-other-week over a 32-week period, for a total dosing period of 36 weeks. Across both regimens, bempikibart was administered subcutaneously (“SC”).

The prespecified primary efficacy analysis was evaluated on the basis of mean percentage change from baseline in SALT scores in the modified intent-to-treat (“mITT”) population. Additional prespecified efficacy analyses included the proportion of patients achieving various relative and absolute SALT improvements including SALT-20 (80% of scalp hair coverage), SALT30 (30% improvement in SALT score from baseline), and SALT50 (50% improvement in SALT score from baseline) responses at Week 36. Patients were then followed through the off-drug period to Week 52.

Highlights from the EADV Congress 2026 late-breaking and poster presentations include:

Results from the 36-Week Treatment Period in Part B of the SIGNAL-AA Program:

Bempikibart demonstrated clinically meaningful efficacy data on primary and key secondary endpoints at Week 36 supporting its advancement into a registration-directed program.

•	Mean percent reduction in SALT score from baseline of 35.3% in the mITT analysis.

•	40.0% (10/25) of patients in the mITT analysis and 30.3% (10/33) of patients in the intent-to-treat (“ITT”) analysis achieved a SALT-20 response.

•

In addition to SALT-20 response being observed in patients with both severe and very severe disease, it was also observed in both IgE-high and IgE-low patients and in both patients with greater than and less than two-year duration of episode.

•	44.0% (11/25) of patients in the mITT analysis and 33.3% (11/33) of patients in the ITT analysis achieved SALT30 response.

•	44.0% (11/25) of patients in the mITT and 33.3% (11/33) of patients in the ITT analysis achieved SALT50 response.

•

In the mITT analysis, 10 patients had received an oral JAKi before enrolling. Of these, four had responded to their most recent JAKi (defined as at least 30% improvement in SALT score) and six had not. Mean percent reduction in SALT score from baseline was 48.3% in prior JAK responders, compared with 4.8% in prior JAK non-responders. Reduction in mean SALT score of JAK-naïve patients was 44.1%.

Results from the 16-Week Off-Drug Follow-Up Period in Part B of the SIGNAL-AA Program:

Bempikibart demonstrated robust durability, with maintenance and deepening of response observed, in the 16-week off-drug follow-up period.

•

In total, 18 patients entered the 16-week off-drug period. At the 16-week off-drug time point, 44% of patients achieved a SALT-20 response, 61% achieved SALT30 response, and 50% achieved SALT50 response.

•

Of the patients who entered the off-drug follow-up period, 12 patients had demonstrated hair growth by the end of the treatment period at Week 36. Maintenance of response (with maintenance defined as a less than 20-point SALT score worsening from the last on-treatment value) was observed in 100% of these patients and deepening of response was observed in 42% of these patients. Mean SALT score in these patients remained stable through 16-weeks off-drug.

•

In the 16-week off-drug follow-up period, one patient who achieved a SALT-10 at Week 36 achieved complete hair growth (SALT = 0) and two additional patients who achieved SALT-20 at Week 36 had a deepening of response and achieved a SALT-10.

•	One latent responder during the 36-week treatment period converted to a response, achieving a SALT-20, at the end of the 16-week off-drug period.

Pharmacokinetic (“PK”), Pharmacodynamic (“PD”), and Anti-Drug Antibody (“ADA”) Profile:

Bempikibart demonstrated a favorable PK, PD and ADA profile in Part B.

•	PK data from Part B support the loading dose regimen had its intended effect, achieving steady state concentrations approximately 10 weeks earlier than in Part A.

•

Expected reductions in CD3+ T-cells were observed, with on-mechanism reductions in four T-effector cytokines assessed at baseline and Weeks 24 and 36. Patients in the upper-tier at baseline showed meaningful reductions in IFNγ, IL-17, and IL-6. CXCL10, a downstream marker of IFNγ activity, decreased meaningfully in responders versus non-responders.

•	Substantial reductions in biomarkers of Th2, including TARC, IgE and eosinophils.

•	Post-treatment biopsies showed reduced CD3+/CD8+ infiltrates around hair follicles and increased presence of anagen follicles supportive of active hair growth.

•	Negligible ADA was observed with no impact on PK.

Safety and Tolerability Results:

Bempikibart was observed to have a generally well-tolerated safety profile in SIGNAL-AA Part B, consistent with prior studies. No new safety signals were observed. There were no serious adverse events or Grade 3 or higher adverse events related to treatment. The most common treatment-emergent adverse event was injection site reaction (“ISR”) (36.3%) which were primarily singular events, with ISR incidence of 4% across all Part B dose administrations. All ISRs reported were mild and resolved with no intervention, with the majority resolving within a day. On-target reduction in absolute lymphocyte count flattened at Weeks 24 to 28 with no correlation to infection events.

Bempikibart Development Program in AA:

Following completion of the Part B 36-week treatment period and 16-week off-drug follow-up period, eligible patients can enroll in an OLE. Enrollment and dosing remain ongoing in the OLE. Analysis from the Part B 16-week off-drug follow-up period and OLE will inform the bempikibart long-term chronic maintenance regimen, which could include monthly, bi-monthly or quarterly dosing, which will be evaluated in future studies. The Company anticipates data from the Part B OLE in the second half of 2027.

The Company plans to advance bempikibart into a registration-directed program for patients with severe or very severe AA in the first half of 2027 subject to planned regulatory discussions in the second half of 2026. Additionally, based on results observed, the Company is evaluating opportunities for bempikibart in expanded AA populations as well as in other autoimmune and inflammatory indications.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, and other federal securities laws. Any statements contained herein which do not describe historical facts, including, among others, the Company’s beliefs, observations, expectations and assumptions regarding the results from the Part B of the SIGNAL-AA Phase 2a clinical trial and the safety, tolerability, clinical activity including biomarker data, potential efficacy and potential benefits of bempikibart; plans and expectations for Part B of the SIGNAL-AA Phase 2a clinical trial, the anticipated timing of data results, safety, tolerability and findings from the potential Part B OLE, the potential of advancing bempikibart in other autoimmune and inflammatory conditions, the expectations surrounding the potential, safety, efficacy, and regulatory and clinical progress of the Company’s product candidates, including bempikibart, and anticipated milestones, timing of anticipated registrational trials, data readouts and timing, and the United States AA market size and potential commercial opportunities, and the Company’s beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, among others, are forward-looking statements, which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on management’s current beliefs and assumptions, which are subject to risks and uncertainties and are not guarantees of future performance. Such risks and uncertainties include, among others, the risk that additional data, or the results of ongoing data analyses, may not support the Company’s current beliefs and expectations for bempikibart, including with respect to the durability of clinical responses, the risk that ongoing and future clinical studies might be more costly than expected or might not yield anticipated results, that the Company may use its capital resources sooner than currently anticipated, the sufficiency of the Company’s cash and cash equivalents to provide financial runway and that the Company may need additional funding to complete clinical studies, which may not be available on favorable terms or at all, and such other risks and uncertainties identified in the Company’s periodic, current and other filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 and any subsequent filings with the SEC, which are available at the SEC’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect the Company’s results of operations and its cash flows, which would, in turn, have a significant and adverse impact on the Company’s stock price. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Q32 Bio Inc. on September 30, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q32 BIO INC.

Date: September 30, 2026	By:	/s/ Jodie Morrison
	Name:	Jodie Morrison
	Title:	Chief Executive Officer